Exhibit 99.1

CELL MEDX CORP. OTCQB: CMXC

FOR IMMEDIATE RELEASE MAY 26, 2021

Cell MedX Corp. Converts Debt to Shares, Closes Non-brokered Private Placement Financing, and Engages Investor Relations Consultants

Carson City, Nevada, May 26, 2021, Cell MedX Corp. (OTCQB: CMXC), Cell MedX Corp. (“Cell MedX” or the “Company”), a biotech company focusing on the discovery, development and commercialization of therapeutic and non-therapeutic products that promote general health and wellness, is pleased to announce that on May 25, 2021, the Company issued 2,484,500 common shares of the Company (the “Shares”) on conversion of $496,900 the Company owed its debt holders under 6% demand notes payable and non-interest-bearing advances. In addition to issuance of the shares, the Debt holders agreed to forgive $32,677 in accrued interest.

Concurrently with conversion of debt, the Company closed a non-brokered private placement financing at a price of $0.20 per Share, by issuing 200,000 Shares for total gross proceeds of $40,000.

The Shares were issued pursuant to the provisions of Regulation S of the United States Securities Act of 1933, as amended (the “Act”) to the persons who are not residents of the United States and are otherwise not “U.S. Persons” as that term is defined in Rule 902(k) of Regulation S of the Act.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of Cell MedX’s securities in the United States. The securities have not been registered under the U.S. Securities Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

Marketing and Investor Relations

The Company is also pleased to announce that on May 24, 2021, the Company engaged Jim MacFarlane (dba Griffith Armada Capital), Richard Cavalli, and Howard Isaacs to provide investor relations and market awareness services to the Company. The agreements are for a period of three months and can be extended in writing upon agreement of the parties to the contract. The Company agreed to the following remuneration:

•Mr. MacFarlane will be paid $2,500 per month; in addition, the Company will issue to Griffith Armada Capital 100,000 restricted common shares of the Company, which shares will be issued in three monthly installments beginning on June 24, 2021.

•Mr. Cavalli will be paid $5,000 per month in cash.

•The Company will issue to Mr. Isaacs 75,000 restricted common shares of the Company, which shares will be issued in three monthly installments beginning on June 24, 2021.

About Cell MedX Corp. (OTCQB: CMXC)

Cell MedX Corp. is a biotech company focused on the discovery, development and commercialization of therapeutic and non-therapeutic products that promote general health and wellness and alleviate complications associated with medical conditions including, but not limited to: diabetes, Parkinson’s disease, high blood pressure, neuropathy and kidney function. For more information about the Company and its technology please visit our website at www.cellmedx.com. For the Company's newsletter please visit www.cellmedx.com/media/newsletters/

On behalf of the Board of Directors of Cell MedX Corp.

Frank McEnulty

CEO

Forward Looking Statements

The information included in this press release has not been reviewed by the FDA, nor has it been peer reviewed. This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company's Quarterly, Annual and Current Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company's forward-looking statements. Except as required by law, Cell MedX Corp. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Cell MedX Corp. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE:

Cell MedX Corp.

For further information visit: www.cellmedx.com.

Investor Relations: 1-310-409-6614